UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 21, 2012

BNC BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1226 Eastchester Drive, High Point, North Carolina	27265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(336) 869-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On September 21, Bank of North Carolina (BNC), the wholly owned subsidiary of BNC Bancorp (the “Company”) completed the assumption of the deposits and the acquisition certain assets of The Bank of Hampton Road’s (TBHR) banking operations located at Preston Corners in Cary, North Carolina and Meadowmont Village Circle in Chapel Hill, North Carolina pursuant to Purchase and Assumption Agreement dated April 27, 2012, by and between BNC and TBHR. The assets were purchased for $6,501,985. The branches will open as branches of Bank of North Carolina on Monday, September 24, 2012.

Attached hereto as Exhibit 99.1 is the press release dated September 21, 2012, completion of the transaction, which press release is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Ex 99.1 Press Release dated September 21, 2012

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP
(Registrant)

By:	/S/ David B. Spencer
David B. Spencer
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)

Date:	September 21, 2012

EXHIBIT INDEX

 Exhibit 99.1 Press Release dated September 21, 2012